For Period ended 07/31/2011                         Series 28, 32, 35, 36, 39
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:



USAA High Yield Opportunities - Adviser Shares

72DD
Dollar Distributions
367

73A
Per Share Distributions
0.5849

74U
Shares Outstanding
644

74V
NAV
8.60


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
196

73A
Per Share Distributions
0.4973

74U
Shares Outstanding
420

74V
NAV
13.03

USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
249


73A
Per Share Distributions
0.5204

74U
Shares Outstanding
576

74V
NAV
10.60


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
125


73A
Per Share Distributions
0.2422

74U
Shares Outstanding
607

74V
NAV
9.20

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
51


73A
Per Share Distributions
0.1153

74U
Shares Outstanding
450

74V
NAV
13.68